                                                                  EXHIBIT 99.g10

This Agreement, dated MARCH 13, 2006 is between:

(1)  AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.- AMERICAN CENTURY NT
     INTERNATIONAL GROWTH FUND (the "Customer") having a place of business at
     666 THIRD AVENUE, NEW YORK, NY 10017; and

(2)  JPMORGAN CHASE BANK, N.A (THE "BANK").

WHEREAS:

     (A)  The Customer has entered into a custody agreement with the Bank dated as of AUGUST 9, 1996 (the "CUSTODY AGREEMENT"), which provides that the Bank will act as custodian of certain securities of the Customer.

     (B)  The Customer now wishes that the Bank provide certain services in respect of Russian Securities, which is a market not specified in the
          Schedule to the Custody Agreement, and the Bank hereby agrees that it shall provide those services pursuant to the terms and conditions set forth in this Agreement, and which shall be supplemental to the
          Custody Agreement.

NOW IT IS HEREBY AGREED AS FOLLOWS:

SECTION 1.  INTENTION OF THE PARTIES

     (a)  The Customer appoints the Bank to provide the services as described herein in relation to Russian Securities, and the Bank agrees to provide those services with effect from the date hereof, but only in relation to Russian Securities for which J.P. Morgan Bank
          International ("JPMBI") has entered into a Registrar Contract with the relevant Registrar Company (as defined herein).

     (b)  Nothing in this Agreement shall be construed or interpreted as implying an alteration in the standards of care of the Bank as depository bank imposed by law, regulation, or by the regulator itself.

SECTION 2.  DEFINITIONS

          The following words shall have the meanings ascribed to them herein:

     (a)  "BOARD OF DIRECTORS" shall mean the board of directors from time to time of the Customer.

     (b)  "DEPOSITORY EXTRACT" shall mean an extract issued by a Russian
          Securities Depository as provided in Section 2(n) hereof.

     (c)  "INTERNATIONAL FINANCIAL INSTITUTION" shall mean any bank in the top
          1,000 (together with their affiliated companies) as measured by "Tier
          1" capital or any broker/dealer in the top 100 as measured by capital.

     (d)  "JPMBI" shall mean J.P. Morgan Bank International (Limited Liability
          Company), an indirect wholly-owned subsidiary of J.P. Morgan Chase &
          Co., located in Moscow, Russia, and any nominee companies appointed by
          it.

     (e)  "MINFIN BONDS" shall mean Russian Ministry of Finance USD denominated bonds, issued in physical form.

     (f)  "NEGLIGENCE" shall mean the failure to exercise Reasonable Care or to use Reasonable Efforts (as defined below).

     (g)  "NO-ACTION LETTER" shall mean the response of the Securities and
          Exchange Commission's Office of Chief Counsel of Investment
          Management, dated April 18, 1995, in respect of the Templeton Russia
          Fund, Inc. (SEC Ref. No. 95-151-CC, File No. 811-8788) providing
          "no-action" relief under ss.17(f) of The Investment Company Act of
          1940, as amended, and SEC Rule 17f-5 thereunder, in connection with custody of such Templeton Russia Fund, Inc.'s investments in Russian
          Securities."

     (h)  "REASONABLE CARE" shall mean the use of reasonable custodial practices under the applicable circumstances as measured by the custodial practices then prevailing in Russia of International Financial
          Institutions acting as custodians for their institutional investor clients in Russia including, in relation to the appointment of nominees and agents, the taking of reasonable steps in order to assess the reputation and competence of such nominees and agents.

     (i)  "REASONABLE EFFORTS" shall mean in relation to Share Extracts and corporate actions, the taking of such steps as are considered by the
          Bank as being reasonably appropriate to obtain Share Extracts and to exercise corporate actions respectively under the given circumstances having regard to cost, time and other practical constraints.

     (j)  "REGISTRAR COMPANY" shall mean any entity providing share registration services to an issuer of Russian Securities and appropriately licensed by the Federal Commission for Securities and Securities Markets in
          Russia.

     (k)  "REGISTRAR CONTRACT" shall mean a contract between JPMBI and a
          Registrar Company (and as the same may be amended from time to time)
          containing, INTER ALIA, substantially the following contractual provisions:

          (i)  REGULAR SHARE CONFIRMATIONS - each Registrar Contract will establish JPMBI's right to conduct regular share confirmations on behalf of JPMBI's customers. In conducting these share
               confirmations, a JPMBI employee or agent will request either a duplicate Share Extract or some other sufficient evidence of verification and will determine if the extract reflects the same information as contained in JPMBI's records. For at least the first two (2) years following JPMBI's initial use of a Registrar
               Company in connection with an investment by the Customer, JPMBI will conduct these share confirmations at least quarterly.

          (ii) PROMPT RE-REGISTRATION - Registrar Companies will be obligated to effect re-registrations within seventy-two (72) hours of
               receiving the necessary documentation.

          (iii) USE OF NOMINEE NAME - each Registrar Contract will establish
               JPMBI's right to hold shares not held directly in the beneficial owner's name but in the name of "J.P. Morgan Bank International
               (Limited Liability Company) as Nominal Holder". JPMBI may,
               subject to the approval of the Customer and after having received all necessary regulatory consent (if any is so required), appoint such additional nominal holders as it deems appropriate.

          (iv) AUDITOR VERIFICATION - each Registrar Contract will establish
               JPMBI's right to obtain direct access to the share register for the independent auditors of JPMBI's customers.

          (v)  SPECIFICATION OF THE REGISTRAR COMPANY'S RESPONSIBILITIES AND
               LIABILITIES - each contract will set forth the Registrar
               Company's responsibilities in relation to distributions and other corporate actions; the Registrar Company's liabilities as
               established under the regulations applicable to the share
               registration system; and the procedures for making a claim against and receiving compensation from the Registrar Company in the event that a loss is incurred.

          (vi) USE OF AGENTS - in addition to the appointment of nominees as referred to in Section 2 (k) (iii) and the appointment of agents in relation to the share registration functions referred to in
               Section 14 hereof, the Bank or JPMBI may, subject to the approval of the Customer and after having received all necessary
               regulatory consent (if any is so required), appoint such other agents as it deems appropriate.

     (l)  "RUSSIAN SECURITY" shall mean an equity Security issued by a Russian issuer.

     (m)  "RUSSIAN SECURITIES DEPOSITORY" shall mean any entity licensed under
          Russian Federal law to carry out, as a depository, registration of rights to Russian Securities, which, in turn, the Russian Securities
          Depository has registered on an omnibus basis with Registrar
          Companies.

     (n)  "SHARE EXTRACT" shall mean an extract of its share registration books issued by a Registrar Company or shareholding statement from a Russian
          Securities Depository indicating an investor's ownership of a security.

     (o)  "VTB"* shall mean the Bank for Foreign Trade (Vneshtorgbank), the `de facto' central clearing and settlement agent for MinFin Bonds. *(It is mandatory to settle immobilised securities in the VTB, although they can be uplifted upon the Customer's request.)

SECTION 3.  PAYMENT AND SETTLEMENT

     Notwithstanding anything to the contrary in the Custody Agreement, with respect to purchasing Russian Securities, payment therefor shall not be made prior to the issuance by the Registrar Company of the Share Extract evidencing the transfer of ownership of the Russian Securities being purchased and the Customer's receipt thereof. Delivery of Russian
     Securities will be accepted by the Bank or JPMBI on behalf of the Customer, in accordance with the customary or established securities trading or securities processing practices and procedures in place in Russia. Delivery of Russian Securities may also be made in any manner specifically required by instructions acceptable to the Bank. The Customer shall promptly supply such transaction and settlement information as may be required by the Bank or JPMBI in connection with particular transactions.

SECTION 4.  CORPORATE ACTIONS

     It is understood and agreed that the Bank need only use its Reasonable
     Efforts with respect to any corporate action, such as a rights issue, stock dividend or stock split with respect to Russian Securities (except that the
     Bank shall use Reasonable Care with respect to its duties to transmit information to the Customer), it being understood that proxy voting services are only available with respect to Russian Securities by agreement and where a Registrar Contract is in place.

SECTION 5.  RESPONSIBILITY FOR REGISTRAR COMPANIES

     Delegation by the Bank to JPMBI shall not relieve the Bank of any responsibility to the Customer for any loss due to such delegation, and the
     Bank shall be liable for any loss or claim arising out of or in connection with the performance by JPMBI of such delegated duties to the same extent as if the Bank had itself provided the custody services hereunder. In connection with the foregoing, neither the Bank nor JPMBI shall assume responsibility for, and neither shall be liable for the safekeeping of
     Russian Securities or, any action or inaction of any Registrar Company or
     Russian Securities Depository and no Registrar Company or Russian
     Securities Depository shall be, or shall be deemed to be the Bank, JPMBI, a correspondent, a subcustodian or the employee, agent or personnel of any of the foregoing. In addition, no Registrar Company shall be deemed to be a securities depository. Furthermore, neither the Bank nor JPMBI shall assume responsibility for, and neither shall be liable for any loss occasioned by reason of the liquidation, bankruptcy or insolvency of any Registrar
     Company. To the extent that JPMBI employs agents to perform any of the functions to be performed by the Bank or JPMBI with respect to Russian
     Securities, neither the Bank nor JPMBI shall be responsible for any act, omission, default or for the solvency of any such agent unless the appointment of such agent was made with Negligence or in bad faith, except that where the Bank or JPMBI uses an (i) affiliated nominee or (ii) an agent to perform share registration or share confirmation functions described in Section 2(k)(i)-(v) hereof, and to the extent applicable to
     JPMBI, the share registration functions described in Section 14 hereof, the
     Bank and JPMBI shall be liable to the Customer as if the Bank or JPMBI were performing such functions themselves, provided however that the Bank shall not be liable for any act, omission, default or for the solvency of the
     Depository Clearing Company (the "DCC"), which has been appointed by the
     Bank in relation to re-registration of Russian Securities. To the extent, the Bank has entered into a Registrar Contract with the DCC, neither the
     Bank nor JPMBI shall assume responsibility for, and neither shall be liable for any action or inaction of the DCC provided however that the Bank and
     JPMBI are subject to the monitoring duties set forth in Section 7 hereof.

     The Bank will from time to time inform the Customer of the agents which are used and shall on request provide further details of the functions they perform.

SECTION 6.  SAFEKEEPING

     Subject to Section 15 hereof, the only safekeeping function which the Bank shall perform, with respect to Russian Securities, shall be limited to the safekeeping of relevant Share Extracts and Depository Extracts.

SECTION 7.  MISCELLANEOUS

     (a)  The Bank and JPMBI will perform their respective duties as described in the No-Action Letter and such duties are set out in Section
          7(b)(i)-(v) hereof.

     (b)  The Bank will advise the Customer (and will update such advice from time to time as changes occur) of those Registrar Companies with which
          JPMBI has entered into a Registrar Contract and the identity of those
          Russian Securities Depositories of which it is a member. In the case of Russian Securities which are held for the accounts through a
          Registrar Company, but not through a Russian Securities Depository, the Bank shall cause JPMBI both to monitor each Registrar Company and to promptly advise the Customer and its investment advisor when JPMBI has actual knowledge of the occurrence of any one or more of the following events with respect to a Registrar Company that serves in that capacity for any issuer the Russian Securities of which are held by the Customer:

          (i)  a Registrar Company has eliminated the name of a shareholder from a register or otherwise altered the shareholder's interest and that shareholder alleges that such elimination or alteration was unlawful;

          (ii) a Registrar Company informs JPMBI that it no longer will be able materially to comply with the protective provisions of the
               Registrar Contract between JPMBI and the Registrar Company, or
               JPMBI has actual knowledge that a Registrar Company has engaged in conduct that indicates that it will not materially comply with these protective provisions;

          (iii) a Registrar Company has refused to re-register shares in the name of a particular purchaser and the purchaser or seller alleges that such refusal was unlawful;

          (iv) a Registrar Company holds for its own account shares of the issuer for which it serves as Registrar Company; and

          (v)  JPMBI determines that a Registrar Company has materially breached its Registrar Contract with JPMBI and has failed to cure such breach within a reasonable period of time.

     (c)  Where the Customer is considering investing in the Russian Securities of an issuer as to which JPMBI does not have a Registrar Contract with the issuer's Registrar Company and which Russian Securities either are held through a Russian Securities Depository or are held in a Russian
          Securities Depository of which JPMBI is not a member, the Customer may request that the Bank ask that JPMBI both consider whether it would be willing to attempt to enter into such a Registrar Contract or become a member of such a Russian Securities Depository and JPMBI shall advise the Customer of its willingness to do so. Where JPMBI has agreed to make such an attempt, the Bank will advise the Customer of the occurrence of any one or more of the events described in Section
          7(b)(i)-(v) hereof, of which JPMBI has actual knowledge.
          Notwithstanding the foregoing, the services to be provided by the Bank will be provided only in relation to Russian Securities for which
          JPMBI has entered into a Registrar Contract with the relevant
          Registrar Company or which are held through a Russian Securities
          Depository of which JPMBI is a member.

     (d)  Where the Customer is considering investing in the Russian Securities of an issuer in relation to which JPMBI has a Registrar Contract with the issuer's Registrar Company, the Customer may advise the Bank of its interest in investing in such issuer and, in such event, the Bank will endeavour so far as is reasonably practicable to advise the
          Customer of the occurrence of any one or more of the events described in Section 7(b)(i)-(v) hereof, of which JPMBI has actual knowledge.
          JPMBI will only enter into a Registrar Contract with Registrar
          Companies which JPMBI considers to be reputable and competent, as measured by the compliance of the relevant Registrar Company with the specific contractual provisions of the Registrar Contract, provided however, that as set forth in Section 5 hereof, neither the Bank nor
          JPMBI shall be liable for any action or inaction of any Registrar
          Company.

     (e)  Where the Customer is considering investing in MinFin Bonds, the
          Customer acknowledges and understands that MinFin Bonds are immobilised in the VTB. In the event that the Customer wishes to instruct the Bank to uplift MinFin Bonds from the VTB and for the Bank to be responsible for the safekeeping of MinFin Bonds in physical form, the Bank reserves the right to refuse to accept delivery of
          MinFin Bonds in physical form. In the event that the Bank is not able to accept delivery of such MinFin Bonds in physical form, the Customer shall make their own arrangements for the transportation and safekeeping of such MinFin Bonds and the Bank shall have no duty in respect of, and accepts no liability for, such arrangements.

     (f)  The Customer understands that holding MinFin Bonds in physical form exposes the Customer to additional risks associated with the physical transportation of bearer instruments and further acknowledges that additional costs incurred will be charged to the Customer which may include, but are not limited to, insurance, courier, security and safekeeping costs.

     (g)  The Bank and JPMBI shall use Reasonable Care in relation to the appointment of additional nominees (if any) and agents (if any)
          referred to in Sections 2 (k)(iii) and 2 (k)(vi) hereof.

SECTION 8.  INDEMNITY

     The Customer shall pay for and hold the Bank and JPMBI harmless from any liability or loss resulting from the imposition or assessment of any taxes
     (including, but not limited to, state, stamp and other duties) or other governmental charges, and any related expenses incurred by the Bank, JPMBI, its nominee or their respective agents with respect to income on the
     Customer's Russian Securities.

SECTION 9.  SHARE EXTRACTS/DEPOSITORY EXTRACTS

     The Customer acknowledges and agrees that JPMBI may not be able, in given cases and despite its Reasonable Efforts, to obtain a Share Extract from a
     Registrar Company or a Depository Extract from a Russian Securities
     Depository and that neither the Bank nor JPMBI will be liable in any such event including with respect to any losses resulting from such failure, provided that the Bank has used Reasonable Efforts to obtain such Share
     Extract or Depository Extract (as the case may be).

SECTION 10. MARKET PROFILE

     The Customer acknowledges that it has received, reviewed and understands the Bank's market Profile for Russia, including, but not limited to, the risks described therein, although it is acknowledged that the market profile does not form part of this document.

SECTION 11. SHARE CONFIRMATIONS

     Subject to the co-operation of a Registrar Company for at least the first two (2) years following JPMBI's initial use of a Registrar Company, the
     Bank shall cause JPMBI to conduct share confirmations with that Registrar
     Company on at least a quarterly basis, although thereafter confirmations may be conducted on a less frequent basis if the Customer or the Customer's
     Board of Directors (as the case may be), in consultation with JPMBI, determines it to be appropriate.

SECTION 12. PROVISION OF INFORMATION

     The Bank shall cause JPMBI to prepare for distribution to the Customer or the Customer's Board of Directors (as the case may be) a quarterly Profile identifying: (i) any concerns it has regarding the Russian share registration system that should be brought to the attention of the Customer or the Customer's Board of Directors (as the case may be) and (ii) the steps that JPMBI has taken during the Profileing period to ensure that the
     Customer's interests continue to be appropriately recorded.

SECTION 13. CUSTODY AGREEMENT

     Save as otherwise provided herein, the provisions of the Custody Agreement shall continue in full force and effect. Throughout the Custody Agreement, in so far as it could be construed as relating to Russian Securities, all references to "negligence" and "reasonable care" and "reasonable efforts"
     shall be amended to read as "Negligence", "Reasonable Care" and "Reasonable
     Efforts" respectively.

SECTION 14. SHARE REGISTRATION FUNCTIONS PERFORMED BY JPMBI

     The Bank will cause a JPMBI employee or agent, which may include the DCC to present to the relevant Registrar Company in person the documentation necessary to effect a transaction, including information from the
     Customer's broker concerning the trade and a valid transfer instruction.
     The Registrar Contract will provide that the Registrar Company will effect the re-registration of the shares to reflect the Customer's ownership and will issue to the JPMBI employee or agent a Share Extract reflecting the ownership of all the shares registered. Share Extracts are not securities and cannot be used to transfer ownership. They may, however, be useful in establishing proper ownership if any dispute arises as to the Customer's ownership of certain shares. Only after receiving this Share Extract will the Customer pay for the Russian Securities.

     Equities generally will be held in the name of J.P. Morgan Bank
     International (Limited Liability Company) as Nominal Holder. An omnibus account on the books of each Registrar Company will be established for J.P.
     Morgan Bank International (Limited Liability Company) as Nominal Holder.
     Under an omnibus account, all assets held as nominal holder are maintained in a single account. Each omnibus account will contain only assets of
     JPMBI's customers. Ownership of shares by JPMBI's customers will be recorded on the books of JPMBI. To verify the holdings of its customers,
     JPMBI will compare the total shares held in the omnibus account according to the Registrar Company with the total shown on the books of JPMBI.

SECTION 15. OCCURRENCE OF ANY CHANGES

     Each party acknowledges that the position regarding recording of entitlement to Russian Securities is likely to change, and each party agrees that in the event of a material change during the continuance of the
     Custody Agreement and this Agreement they shall from time to time consider whether the terms of this Agreement remain pertinent to the then changed situation and shall discuss in good faith with the other party the appropriate course of action, including (where appropriate) whether this
     Agreement should be terminated. The Bank will endeavour to keep itself informed as to any change in the prevailing Russian system for recording entitlement to Russian Securities.

SECTION 16. GOVERNING LAW

     This Agreement is governed by and construed in accordance with THE STATE OF
     MISSOURI, USA law and any litigation to occur in relation to such Agreement shall be subject to the non-exclusive jurisdiction of the competent courts of THE UNITED STATES OF AMERICA.

[THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Signed for and on behalf of JPMORGAN CHASE BANK, N.A

By:    /s/ Ann M. Osti
       ----------------------------------
       Authorised Signature

Name:  Ann M. Osti

Title: Vice President

Signed for and on behalf of AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.- AMERICAN
CENTURY NT INTERNATIONAL GROWTH FUND

By:    /s/ Otis H. Cowan
       --------------------------------
       Authorised Signature

Name:  Otis H. Cowan

Title: Vice President